Exhibit 10.2

TERMININATION OF DIRECTORSHIP AGREEMENT

THIS TERMINATION AGREEMENT, by and between EnerSys SPRL f/k/a Hawker Belgium S.A., a Belgian company (the “Company”) and Raymond R. Kubis (the “Executive”), dated this 30th day of June, 2007.

Background

WHEREAS, on or about January 8, 2002, the Company and Executive entered into a Managing Directorship Agreement (the “Directorship Agreement”), as subsequently amended; and

WHEREAS, in consideration for a new employment agreement with EH Europe GmbH, an affiliate of the Company, the parties have agreed to voluntarily terminate the Directorship Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto, each intending to be legally bound, hereby agree as follows:

Agreement

1. Effective as of June 30, 2007, the Directorship Agreement shall terminate. Executive will continue to serve as Managing Director of the Company without remuneration other than the remuneration provided in the Swiss Agreement. The shareholders of the Company shall have the right to remove Executive as the Managing Director of the Company and from the Board of Directors at any time for any reason or no reason, without notice or indemnity to be observed or paid by the Company.

2. In consideration of the new employment agreement with EH Europe GmbH, Executive hereby releases and forever discharges Company and all of its agents, affiliates, officers, employees, attorneys, heirs, executors, administrators, predecessors, successors, assigns, and other representatives from any and all claims, demands, actions, causes of action or suits of any kind or nature whatsoever, in law or in equity, whether the same are known or unknown, asserted or unasserted, that Executive, his successors or assigns, ever had, now has or hereafter can, shall or may have arising out of or relating to the Directorship Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized representatives as of the day and year first written above.

EnerSys SPRL

By:	/s/ Nadine de Smet	/s/ Raymond R. Kubis
	Nadine de Smet – Director	Raymond R. Kubis